UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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LL Flooring Holdings, Inc.

(Name of registrant as specified in its charter)

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LL Flooring Files Investor Presentation Highlighting Decisive Actions Taken to Drive Growth and

Position the Company for Long-Term Success

Company’s Highly Engaged and Qualified Directors are Best Positioned to Oversee the Company’s Path Forward

Thomas Sullivan is Pushing Personal Agenda With His Board Nominees Given His Ongoing Interest in Buying Company

Urges Shareholders to Vote the Universal WHITE Proxy Card Today “FOR” ONLY LL Flooring’s Three

Highly Qualified Director Nominees

Visit www.VoteLLFlooring.com for More Information

RICHMOND, VA. – June 17, 2024 – LL Flooring Holdings, Inc. (“LL Flooring” or “Company”) (NYSE: LL) today filed an investor presentation with the U.S. Securities and Exchange Commission in connection with its 2024 Annual Meeting of Stockholders on July 10, 2024. The presentation is available at https://www.votellflooring.com/company-resources.

Highlights of the presentation include:

•	The LL Flooring Board (the “Board”) and leadership team have been taking and continue to take decisive actions to position the Company for success.

•

The Board worked to address product and sourcing issues, taking steps to repair damage to the Company’s credibility and reputation that occurred while Thomas Sullivan served as Executive Chair and Interim CEO and had direct oversight over sourcing initiatives.

•

The Board oversaw the recruitment of a refreshed senior leadership team to drive transformation and help develop a new strategy, including recent setting of five strategic priorities to position the Company to capture market opportunity and drive growth and value creation.

•	The Board and leadership team are working to navigate recent macroeconomic challenges that have followed a period of consistent, solid financial performance.

•	The Board has been conducting a thorough review of strategic alternatives to maximize shareholder value., including evaluating the potential of a sale of the Company.

•	Since August 2023, with the assistance of financial and legal advisors, the Board has been conducting a typical process for the sale of a public company.

•	The Board has approached this process with an open mind and focus on fairly measuring offers against the Company’s standalone plan.

•

The Board is committing the necessary time and care to constructively evaluate all alternatives in a complex environment, and has engaged with potential bidders on a level playing field since the first receipt of an unsolicited non-binding Indication of Interest in January 2022, including with Mr. Sullivan’s firm F9 Investments.

•	LL Flooring is well-positioned to capitalize on improving market conditions and continue building on the positive change underway.

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Under the Board’s oversight, the leadership team is positioning LL Flooring to capitalize on the anticipated industry tailwinds and larger market opportunity by expanding further into the soft-surface market and pursuing Pro customers. This includes optimizing LL Flooring’s existing retail footprint, relocating underperforming stores and closing unprofitable stores to drive profitability.

•

The Company has been implementing a strategy to increase brand awareness and deliver a more consistent end-to-end customer experience across the omnichannel network, which is gaining traction and driving profitability.

•	The LL Flooring Board has highly qualified and independent directors; there is no need for further change at this time.

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The LL Flooring Board comprises nine highly qualified and engaged directors, eight of whom are independent, who have the right mix of skills and experience to effectively oversee the strategic direction of LL Flooring.

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The LL Flooring directors that are up for re-election have made significant contributions to the Company, collectively serving on all four of the Board’s committees and overseeing the development of the Company’s five strategic priorities as well as execution of the strategic alternatives process.

•	Mr. Sullivan and his nominees bring no incremental value to the Board.

•

Electing Mr. Sullivan and his two other nominees would remove superior talent and critical skills from the LL Flooring Board, and risk derailing the progress being made in executing the Company’s strategy and completing the strategic alternatives process.

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The two additional candidates put forth by Mr. Sullivan have longstanding relationships with him, and currently work for F9 Investments or Cabinets To Go, the latter of which competes with LL Flooring.

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Mr. Sullivan and his two other candidates have limited to no demonstrated knowledge of critical current corporate governance issues, lack critical skills in current business issues facing the Company and none of Mr. Sullivan’s candidates except for Mr. Sullivan himself have any prior experience serving on the Board of a public company.

•	Mr. Sullivan is conflicted and pushing a personal agenda to opportunistically acquire LL Flooring.

•	Mr. Sullivan may be attempting to force a sale of LL Flooring to himself at a price that may undervalue the Company by installing himself and two of his hand-picked employees on the Board.

•	During the Company’s strategic review process, Mr. Sullivan refused to enter into a standard confidentiality provision, to which other interested parties agreed.

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During an attempt by the Board to reach a proposed compromise in this proxy contest by appointing one of his nominees, Mr. Sullivan’s representatives requested as part of such compromise that he receive diligence access to the Company.

•	Mr. Sullivan has a track record that shareholders should question.

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Mr. Sullivan has been involved in litigation with companies he has founded, including a civil racketeering derivative complaint and litigation related to violating the terms of a Memorandum of Understanding signed between Cabinets To Go (CTG) and LL Flooring under which CTG would not sell flooring in competition with LL Flooring.

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Mr. Sullivan made public statements about his interest in acquiring LL Flooring and then reversed those statements while timing his trades of LL Flooring stock in a manner that benefitted his own personal portfolio and whipsawed other investors.

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During Mr. Sullivan’s tenure as Executive Chairman and/or Interim CEO, with his direct oversight of sourcing, the Company was raided by the FBI for potential environmental crimes, pleaded guilty to charges related to sourcing of illegally logged timber from Far East Russia and false statements on Lacey Act declarations, and had products fail testing by the California Air Resources Board for formaldehyde emissions.

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From the time of the FBI raid in 2013, when Mr. Sullivan was serving as Executive Chairman, to the time of Mr. Sullivan’s departure from the Board and Company, LL Flooring’s stock price declined by ~86%, representing the destruction of ~3 billion in market capitalization[1].

Vote today “FOR” ONLY LL Flooring’s three highly qualified and engaged director nominees on the universal WHITE proxy card

Your Board unanimously recommends that you vote “FOR” the election of each of the three nominees proposed by your Board, Messrs. Moore and Parmar and Ms. Taylor, on your universal WHITE proxy card.

Your Board does not endorse Mr. Sullivan and his other two nominees because, among other reasons, they are conflicted due to their roles at F9 Investments and Cabinets To Go, the latter of which competes with LL Flooring. Your Board strongly urges you to DISCARD and NOT vote using any gold proxy card that may be sent to you by Mr. Sullivan. If you have already voted using a gold proxy card sent to you by Mr. Sullivan, you have every right to change your vote and we strongly encourage you to revoke that proxy by using the WHITE proxy card to vote in favor of ONLY the three nominees recommended by your Board – by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted – any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Your vote is very important. Even if you plan to attend the Annual Meeting, we request that you read the proxy statement and vote your shares by signing and dating the enclosed universal WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet by following the instructions provided on the enclosed universal WHITE proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Saratoga, at (888) 368-0379 or (212) 257-1311 or by email at info@saratogaproxy.com.

About LL Flooring

LL Flooring is one of the country’s leading specialty retailers of hard-surface flooring with more than 435 stores nationwide. The Company seeks to offer the best customer experience online and in stores, with more than 500 varieties of hard-surface floors featuring a range of quality styles and on-trend designs. LL Flooring’s online tools also help empower customers to find the right solution for the space they’ve envisioned. LL Flooring’s extensive selection includes waterproof hybrid resilient, waterproof vinyl plank, solid and engineered hardwood, laminate, bamboo, porcelain tile, and cork, with a wide range of flooring enhancements and accessories to complement. LL Flooring stores are staffed with flooring experts who provide advice, Pro partnership services and installation options for all of LL Flooring’s products, the majority of which is in stock and ready for delivery.

[1]	Share price decline and market capitalization calculated from September 26, 2013 until December 30, 2016; market capitalization calculated using 30,700,000 shares outstanding.

Learn More about LL Flooring

•	Our commitment to quality, compliance, the communities we serve and corporate giving: https://llflooring.com/corp/quality.html

•	Follow us on social media: Facebook, Instagram and Twitter.

Forward Looking Statements

Forward Looking Statements

Certain statements in this press release may include statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “assumes,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “targets,” “potential,” “will likely result,” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements.

These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. These risks include, without limitation, the impact of any of the following: reduced consumer spending due to slower growth, economic recession, inflation, higher interest rates, and consumer sentiment; our advertising and overall marketing strategy, including anticipating consumer trends and increasing brand awareness; the results of our ongoing strategic review; a sustained period of inflation impacting consumer spending; our inability to execute on our key initiatives or if such key initiatives do not yield desired results; stock price volatility; competition, including alternative e-commerce offerings; liquidity and/or capital resources changes and the impact of any changes or limitations, including, without limitation, ability to borrow funds and/or renew or roll over existing indebtedness; transportation availability and costs, including the impact of the war in Ukraine and the conflict in the middle east on the Company’s European and Asian suppliers; potential disruptions to supply chain and product availability related to forced labor and other trade regulations; including with respect to the Uyghur Forced Labor Prevention Act; inability to hire and/or retain employees; inability to staff stores due to overall pressures in the labor market; the outcomes of legal proceedings, and the related impact on liquidity; reputational harm; inability to open new stores with acceptable financial returns, find suitable locations for our new stores, and fund other capital expenditures; managing growth; disruption in our ability to distribute our products, including due to severe weather; operating an office in China; managing third-party installers and product delivery companies; renewing store, warehouse, or other corporate leases; maintaining optimal inventory for consumer demand; our and our suppliers’ compliance with complex and evolving rules, regulations, and laws at the federal, state, and local levels having an overreliance on limited or sole-source suppliers; damage to our assets; availability of suitable hardwood, carpet and other products, including disruptions from the impacts of severe weather and supply chain constraints; product liability claims, marketing substantiation claims, wage and hour claims, and other labor and employment claims; sufficient insurance coverage, including cybersecurity insurance; disruptions due to cybersecurity threats, including any impacts from a network security incident; the handling of confidential customer information, including the impacts from the California Consumer Privacy Act, California Privacy Rights Act and other applicable data privacy laws and regulations; management information systems and customer relationship management system disruptions; obtaining products domestically and from abroad, including tariffs, the effects of antidumping and countervailing duties, and delays in shipping and transportation whether due to international events, such as the Red Sea shipping crisis, or scenarios outside of the Company’s control; impact of changes in accounting guidance, including implementation guidelines and interpretations related to Environmental, Social, and Governance matters; deficiencies or weaknesses in internal controls; and anti-takeover provisions.

The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws.

Additional factors are set forth in the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2023, under the captions “Risk Factors”, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2024, and subsequent filings with the SEC.

For further information:

LL Flooring Investor Relations

ICR

Bruce Williams

ir@llflooring.com

Tel: 804-420-9801

For media inquiries:

Ed Trissel / Spencer Hoffman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

For Investors:

Saratoga Proxy Consulting LLC:

John Ferguson / Joe Mills

info@saratogaproxy.com

Tel: 212-257-1311